Exhibit 23.1

                        [Letterhead of  DANZIGER HOCHMAN PARTNERS LLP]
 June 7, 2007

 Board of Directors
 On The Go Healthcare, Inc.
 85 Corstate Avenue
 Unit #1
 Concord, Ontario
 L4K 4Y2

 Dear Sirs:

 This letter is to constitute our consent to include the Report of Independent Public Accounting Firm of On The Go Healthcare, Inc. as of July 31, 2005 and July 31, 2006 in the Registration Statement filed on Form S8 contemporaneously herewith and subject to any required amendments thereto.


 Yours very truly,

 DANZIGER HOCHMAN PARTNERS LLP


 /s/DAVID DANZIGER
 -------------------------
 DAVID DANZIGER


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